As filed with the Securities and Exchange Commission on May 7, 2010
Registration No. 333- 152490

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ACTIONS SEMICONDUCTOR CO., LTD.

(Exact name of Registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

15-1, No. 1, HIT Road, Tangjia, Zhuhai, Guangdong, 519085
The People’s Republic of China
(Address of Principal Executive Offices Including Zip Code)

Actions Semiconductor Co., Ltd.
Amended and Restated 2007 Equity Performance and Incentive Plan
(Full title of the plans)

Depositary Management Corporation
570 Lexington Avenue, 44th Floor
New York, New York 10022

(Name and address of agent for service)

(212) 319-4800
(Telephone number, including area code, of agent for service)

Copies to:
Carmen Chang, Esq.
Eva Wang, Esq.
Wilson Sonsini Goodrich & Rosati, P.C.
Jin Mao Tower, 38th Floor, Unit 01-04
88 Century Boulevard, Pudong New Area, Shanghai 200121
The People’s Republic of China
(8621) 6165-1700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum Aggregate offering price	Amount of registration fee
Ordinary Shares, par value $0.000001 per share	48,000,000	$0.57	N/A	N/A

EXPLANATORY NOTE

On July 24, 2008, Actions Semiconductor Co., Ltd. (the "Registrant") filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (File No. 333-152490) (the "Form S-8") registering shares issuable pursuant to the Registrant’s 2007 Equity Performance and Incentive Plan (the “Original Plan”).  The aggregate number of shares issuable under the Original Plan is 8,000,000 American Depositary Shares (“ADSs”), equivalent to 48,000,000 ordinary shares of the Registrant (“Ordinary Shares”).  Each ADS represents six Ordinary Shares.

The Form S-8 inadvertently expressed both the number of shares to be registered and the proposed maximum offering price per share under the “Calculation of Registration Fee” table in terms of ADSs, rather than Ordinary Shares.  As of the date of the filing of this Post-Effective Amendment No. 1 to the Form S-8, none of the options outstanding under the Original Plan have vested or become exercisable and, accordingly, no Ordinary Shares have been issued pursuant to the Original Plan.  The first date on which any portion of the options outstanding under the Original Plan will vest and become exercisable is May 21, 2010.

At the time the Form S-8 was filed, the Registrant inadvertently omitted to file as exhibits to the Form S-8 the opinion of counsel as to the legality of the securities being registered thereunder and the related consent of such counsel.

On November 5, 2009, the Board of Directors of the Registrant adopted the Amended and Restated 2007 Equity Performance and Incentive Plan (the “Amended Plan”), which amends, restates and supersedes in its entirety the Original Plan.  The Amended Plan does not change the total number of Ordinary Shares or ADSs issuable under the Original Plan.

This Post-Effective Amendment No. 1 to the Form S-8 is being filed for the following purposes:  (1) to clarify that the number of Ordinary Shares in the “Amount to be registered” column should be 48,000,000 (instead of 8,000,000) and that the price per Ordinary Share in the “Proposed maximum offering price per share” column should be $0.57 (instead of $3.42), (2) to file the required opinion and consent of counsel as Exhibits 5.1 and 23.2, respectively, to the Form S-8, (3) to incorporate by reference the Amended Plan, a copy of which was filed with the Commission on April 30, 2010 as Exhibit 4.1 to the Registrant’s annual report on Form 20-F for the year ended December 31, 2009, and (4) to update the name and address of the Registrant’s agent for service.

The registration fee of $1,076, calculated in the Form S-8 according to Rule 457(c) and (h) under the Securities Act of 1933, as amended, was correct and was paid in full at the time of the filing of the Form S-8.  Accordingly, no fee is included herewith.

Except as described above, this Post-Effective Amendment No. 1 to the Form S-8 does not update, amend, or modify any other information, statement, or disclosure contained in the Form S-8.

PART II

Item 8.      Exhibits

See Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zhuhai, Guangdong, the People’s Republic of China, on May 7, 2010.

Actions Semiconductor Co., Ltd.

By:	/s/ Pei-Fen Chou
Pei-Fen (Patricia) Chou
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Form S-8 has been signed by the following persons in the capacities indicated on May 7, 2010.

Signature	Title

/s/ Nicoolo Chen
Niccolo Chen	Chief Executive Officer (Principal Executive Officer)

/s/ Hsiang-Wei Lee
Hsiang-Wei (David) Lee	Director, Chairman

/s/Pei-Fen Chou
Pei-Fen (Patricia) Chou	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Nan-Hong Yeh
Nan-Horng Yeh	Director

/s/ Chin Hsin Chen
Chin Hsin (Fred) Chen	Director

/s/ Yu-Shin Lin
Yu-Shin (Casper) Lin	Director

/s/ Shao Chuan Li
Shao Chuan (Shawn) Li	Director

/s/ Jun-Tse Huang
Jun-Tse Huang	Director

/s/ I-Ming Pan
I-Ming (Robin) Pan	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the U.S. Securities Act of 1933, Depositary Management Corporation certifies that it is the duly authorized representative in the United States of the Registrant and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 7th day of May, 2010.

Depositary Management Corporation (Authorized Representative in the United States)

By:	/s/ Scott A. Ziegler
Scott A. Ziegler
President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1
Memorandum of Association of the Registrant, as amended, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-152490), as filed on July 24, 2008.

4.2	Articles of Association of the Registrant, as amended, incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-152490), as filed on July 24, 2008.
4.3	Specimen Share Certificate of the Registrant, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-129208), as filed on October 24, 2005.
4.4
Form of Deposit Agreement by and among the Registrant, JPMorgan Chase Bank, N.A. and all holders from time to time of American Depositary Shares issued thereunder, incorporated by reference to Exhibit (a) to the Registrant’s Registration Statement on Form F-6 (File No. 333-129375), as filed on November 10, 2005.

4.5
Actions Semiconductor Co., Ltd. Amended and Restated 2007 Equity Performance and Incentive Plan, incorporated by reference to Exhibit 4.1 to the Registrant’s annual report on Form 20-F for the year ended December 31, 2009 (File No. 000-51604), as filed on April 30, 2010.

5.1	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the validity of the Ordinary Shares being registered*
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Maples and Calder (contained in Exhibit 5.1)*
24.1	Power of Attorney, incorporated by reference to Exhibit 24 to the Registrant’s Registration Statement on Form S-8 (File No. 333-152490), as filed on July 24, 2008.
24.2	Power of Attorney*

* Filed herewith.